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                                                                    Exhibit 23.3



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 31, 1999 relating to the financial statements and the financial statement schedule listed in Item 14(a), which appear in Main Place Funding, LLC's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
August 13, 1999